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                               INDIGO ENERGY, INC.

                             SUBSCRIPTION AGREEMENT
                                  COMMON STOCK
1    Subscription.

     1.1 The undersigned, intending to be legally bound, hereby irrevocably subscribes to purchase from Indigo Energy, Inc., a Delaware corporation (the "Company"), the number of shares of the Company's Common Stock (the "Common Shares") set forth on the signature page hereto, for a purchase price of $0.25 per Common Share. The undersigned understands and agrees that the Common Shares are being offered by the Company pursuant to a prospectus (the "Prospectus") dated the __ day of _______, 2000 and that the undersigned has read and fully understands the risks associated with investing in the Company and is able to bear the loss of his/her entire investment. Subscription payments should be made in the form of a check payable to Indigo Energy, Inc. and should be delivered, together with one originally executed and fully completed copy of this Subscription Agreement (this "Agreement") to the following address:


                               Indigo Energy, Inc.
                               535 Westgate Drive
                             Napa, California 94558
                    Attention: Christopher Gabrys, President


The Company's acceptance of this subscription offer shall be evidenced by the signature of the Company's duly authorized representative on the signature page hereto.

     1.2 The undersigned acknowledges that this subscription is subject to the Company's right to reject this subscription, in whole or in part, in its sole discretion and for any reason. In the event that this subscription is rejected by the Company, the full amount of any subscription payment received from the undersigned will be promptly refunded to the undersigned, without deduction, penalty, or expense to the undersigned, or any interest thereon.

     1.3 If this subscription offer is accepted by the Company, in whole or in part, the Company shall deliver to the undersigned (i) a duly executed copy of this Agreement; and (ii) a stock certificate evidencing the Common Shares purchased hereby.

2    Representations and Warranties of the Undersigned. The undersigned represents and warrants that the information provided by the undersigned in this
Section 2 is complete and accurate in all material respects as of the date this Agreement is executed and delivered by the undersigned. The Company will use the information provided by the undersigned in this Section 2 to qualify prospective purchasers of the Common Shares for purposes of federal and state securities laws. Information provided by the undersigned will be kept confidential at all times. However, by signing and delivering this Agreement, the undersigned agrees that the Company may disclose such information to such parties as it deems appropriate

     2.1 Representations as to Investment Capability, Receipt of Information and Investment Intent.

          2.1.1 If a natural person, the undersigned is a bona fide resident of the state indicated in the address set forth on the signature page to this Agreement, is at least twenty-one (21) years of age, and is legally competent to execute this Agreement. If an entity, the undersigned is duly authorized to execute this Agreement. This Agreement constitutes the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms.

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          2.1.2 The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this subscription for the Common Shares, and the undersigned's investment in the Common Shares is not material when compared to the undersigned's total financial capacity. The undersigned has adequate means of providing for the undersigned's current needs and possible contingencies and has no need for liquidity of the Common Shares. The undersigned's overall commitment to the Common Shares is not disproportionate to the undersigned's net worth.

          2.1.3 The undersigned (i) has the ability to bear the economic risks of the undersigned's prospective investment; and (ii) is able, without materially impairing his, her or its financial condition, to hold the Common Shares for an indefinite period of time and to suffer complete loss on such investment.

          2.1.4 The undersigned has received, read carefully and is familiar with all the terms and conditions contained in the Prospectus. The undersigned represents that the entire legal and beneficial interest of the Common Shares will be held for the undersigned's account only, and neither in whole or in part for any other person.

          2.1.5 It never has been represented, guaranteed or warranted by the Company or any of the officers, directors, stockholders, employees or agents of the Company, or any other persons, whether expressly or by implication, that (i) the Company or the undersigned will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company's business activities or the undersigned's investment in the Common Shares; or the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the Common Shares or of the Company's business activities.

          2.1.6 With respect solely to residents of the State of California, the undersigned represents and agrees that the undersigned: (i) has a minimum net worth of at least seventy-five thousand ($75,000) dollars and had a minimum gross income of fifty thousand ($50,000) dollars during the last tax year and will have (based on a good faith estimate) a minimum gross income of fifty thousand ($50,000) dollars during the current tax year; or in the alternative
(ii) has a minimum net worth of one hundred fifty thousand ($150,000) dollars, provided however, in either case of (i) or (ii) above, the investment herein shall not exceed ten (10%) percent of the net worth of the undersigned.

          2.1.7 The undersigned acknowledges that the representations and agreements made by the undersigned herein shall survive the execution and delivery of this Agreement and the receipt of the Common Shares.

          2.1.8 The undersigned agrees to notify the Company promptly of any changes in the information provided herein by the undersigned which may occur subsequent to the execution and delivery of this Agreement by the undersigned.

3    Miscellaneous. This Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware. This Agreement will be binding upon, and inure to the benefit of, each of the parties hereto and its respective successors and assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and will become effective when one or more counterparts have been signed by the parties hereto and delivered to the other party.


                  (Remainder of Page Intentionally Left Blank)


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     IN WITNESS WHEREOF, the parties hereto have executed this Subscription
Agreement as of the date this subscription offer has been accepted by the Company as set forth below.



Number of Common Shares
to be Purchased
                          -----------------


Purchase Price           $
                          -----------------






                                               ------------------------------
                                               Print Name of Subscriber


                                               By:
                                                   --------------------------
                                                   Signature of Subscriber or
                                                    authorized representative


                                               ------------------------------

                                               ------------------------------

                                               ------------------------------
                                               Address of Subscriber


ACCEPTED BY:

INDIGO ENERGY, INC.


By:
    --------------------------------
    Christopher Gabrys, President


Date:                 , 2000
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